N E W S  from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
July 18, 2005	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES REPORTS

SECOND QUARTER 2005 EARNINGS

Fort Worth, Texas - Summit Bancshares, Inc. (NASDAQ: SBIT), a community-oriented bank holding company in Fort Worth, reported second quarter earnings today.  Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “We are pleased to report a positive increase in earnings per share of 19.0% for the second quarter over earnings per share for the same quarter of last year.  The increase in market interest rates that began a year ago has contributed significantly to this increase in earnings.”

He further stated, “Increases in the average balances of loans and deposits for the second quarter of 2005 over the second quarter of the prior year were 12.5% and 9.4%, respectively.  These positive increases also contributed to the overall earnings increase.”

Results of Operations

For the quarter ended June 30, 2005, net income was $3,191,000 compared to $2,596,000 for the same period in 2004.  Net income per diluted share was $0.25 for the three months ended June 30, 2005, compared to $0.21 for the three months ended June 30, 2004.  All prior period per share data has been restated for the two- for-one stock split that was effective December 31, 2004.  Return on average assets and return on average shareholders’ equity for the second quarter of 2005 were 1.27% and 16.71%, respectively.  The Company’s average shareholders’ equity-to-assets ratio was 7.6% for the quarter ended June 30, 2005.

Net income for the six months ended June 30, 2005 was $6,204,000 or $0.49 per diluted share, compared to $5,047,000, or $0.40 per diluted share for the same period last year, a 22.5% increase.  Return on average assets and return on average shareholders’ equity for the six months ended June 30, 2005 were 1.25% and 16.44%, respectively.

Financial Results

Net interest income (tax equivalent) for the second quarter of 2005 was $10.8 million compared to $9.1 million in the second quarter of last year, an 18.7% increase.  The increase reflects the inclusion of Arlington National Bank’s financial results for two months in the second quarter of 2004 versus three months for the second quarter of 2005.  Arlington National Bank was acquired effective May 1, 2004.  The net interest margin increased to 4.57% for the second quarter of 2005 compared to 4.18% for the second quarter of the prior year. The Company believes it is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus.  Since late June 2004, the Federal Reserve has increased the target rate for Federal Funds by 225 basis points; and during this period, the prime lending rate has increased from 4.00% to 6.25%.  This increase in the prime lending rate is reflected in an 89 basis point increase in the Company’s yield on earning assets and a 98 basis point increase in the yield on loans between the second quarter of 2004 and the second quarter of 2005.  The Company, however, experienced an increase in the cost of interest bearing liabilities of 71 basis points during the same period.

The current rising interest rate environment also has had a positive impact on net interest income for that portion of earning assets supported by the Company’s non-interest bearing deposits.  For the second quarter of 2005 non-interest bearing deposits averaged 30.0% of total deposits.  As the Company’s interest earning assets reprice to reflect the increased interest rates in the market already experienced and if interest rates continue to rise the Company believes that its interest rate sensitive position will increase earnings.  However, earnings may be somewhat impacted if rates on deposit and other interest bearing liabilities increase significantly faster than interest rates on earning assets.

Non-interest income increased $312,000 or 18.1% for the second quarter of 2005 compared to the same quarter in the prior year with positive increases in merchant card income and investment service fees which were primarily due to the acquisition in March 2005 of the investment group Dignum Financial Services.  In addition, in the second quarter of 2005, the Company realized a gain of $169,000 on the sale of student loans.  Growth of non-interest income continues to be one of the areas of the Company’s focus.

Non-interest expenses for the second quarter increased $1,208,000 or 19.0% over the same quarter of the previous year.  This increase includes the impacts of: (a) the expenses of the Arlington locations being included in the Company’s financial results an additional month versus the same quarter last year; (b) the inclusion in the second quarter of 2005 of the expenses of Dignum Financial Services; (c) the expenses incurred in the new Hulen Motor Bank facility and the permanent office for the Euless Branch, both of which were occupied in the fourth quarter of 2004; and (d) certain staff additions in lending and support functions.

The provision for loan losses was $225,000 in the second quarter of 2005.  This was a decrease of $175,000 over the same quarter last year.  In the second quarter of 2005, the Company had net loan recoveries of $54,000.   The Allowance for Loan Losses as a percent of outstanding loans was 1.50% (or 1.53% when loans are reflected net of the guaranteed portion of SBA loans and guaranteed student loans, which management believes is a more useful number because of the loan guarantees) at June 30, 2005 as compared to 1.46% at the end of the second quarter of 2004.  For the first six months of 2005, the Company recorded net recoveries of previously charged-off loans of $161,000.

Non-performing assets totaled $3.4 million ($2.0 million net of principal guaranteed by the SBA), or 0.47% of loans and foreclosed assets at June 30, 2005, compared to $3.3 million, or 0.49% of loans and foreclosed assets, at June 30, 2004.  The Allowance for Loan Losses was 317% of non-performing loans at June 30, 2005.  The Company continues to maintain favorable measures of asset quality.

The Company’s loans were $721 million at June 30, 2005, an increase of $48 million, or 7.2%, from June 30, 2004.  Deposits increased over the same period from $776 million to $804 million, an increase of $28 million, or 3.7%.  Shareholders’ equity at June 30, 2005 was $77.6 million.

The Company will host a conference call Tuesday, July 19th at 10:30 a.m. (CT).  To access the live call, please call (800) 289-0730 and enter code 1504863.  A toll free replay of the call will be available for two weeks beginning at 3:00 p.m. (CT), July 19, 2005 through midnight, August 2, 2005.  You may access this replay by calling (888) 203-1112 and entering code 1504863.  Additional information regarding the Company is available on the Company’s website at www.summitbank.net.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Summit Bancshares, Inc.  •  3880 Hulen, Ste. 300  •  Fort Worth, Texas 76107

Telephone (817) 336-6817  •  FAX (817) 877-2672  •  Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended			Six Months Ended
	June 30,		%	June 30,		%
EARNINGS SUMMARY	2005	2004	Change	2005	2004	Change
Interest income	$14,378	$11,302	27.2%	$27,751	$21,501	29.1%
Interest expense	3,656	2,274	60.8%	6,796	4,190	62.2%
Net interest income	10,722	9,028	18.8%	20,955	17,311	21.1%
Provision for loan losses	225	400	-43.8%	450	1,005	-55.2%
Service charges on deposits	990	1,078	-8.2%	1,972	1,984	-0.6%
Gain on sale of investment securities	—	—	0.0%	—	—	0.0%
Other income	1,045	645	62.0%	1,943	1,306	48.8%
Salaries and benefits expense	4,448	3,772	17.9%	8,717	7,140	22.1%
Occupancy and equipment expense	1,231	1,117	10.2%	2,433	2,050	18.7%
Other expense	1,879	1,461	28.6%	3,660	2,690	36.1%
Earnings before income taxes	4,974	4,001	24.3%	9,610	7,716	24.5%
Provision for income taxes	1,783	1,405	26.9%	3,406	2,669	27.6%
Net earnings	$3,191	$2,596	22.9%	$6,204	$5,047	22.9%

Basic earnings per share	$0.26	$0.21	23.8%	$0.50	$0.41	22.0%
Basic weighted average shares
outstanding	12,418	12,320	12,398	12,312

Diluted earnings per share	$0.25	$0.21	19.0%	$0.49	$0.40	22.5%
Diluted weighted average shares
outstanding	12,734	12,638	12,726	12,664

	Average for Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET SUMMARY	2005	2005	2004	2004	2004
Total loans	$723,535	$706,902	$694,177	$678,915	$642,935
Total investment securities	216,825	220,161	226,530	218,831	196,972
Earning assets	945,251	932,258	924,557	914,595	871,084
Total assets	1,007,680	993,154	984,814	976,911	925,830
Noninterest bearing deposits	239,127	225,519	235,846	226,462	207,815
Interest bearing deposits	558,905	559,853	560,341	557,329	521,812
Total deposits	798,032	785,372	796,187	783,791	729,628
Other borrowings	128,684	128,174	109,713	118,083	121,193
Shareholders’ equity	76,575	75,602	74,543	71,038	70,583

	Average for Six Months
	Ended- June 30,		%
BALANCE SHEET SUMMARY	2005	2004	Change
Total loans	$715,265	$608,398	17.6%
Total investment securities	218,484	192,480	13.5%
Earning assets	938,791	819,179	14.6%
Total assets	1,000,457	866,936	15.4%
Noninterest bearing deposits	232,361	193,603	20.0%
Interest bearing deposits	559,376	488,083	14.6%
Total deposits	791,737	681,685	16.1%
Other borrowings	128,430	111,271	15.4%
Shareholders’ equity	76,091	70,350	8.2%

Ending Balance
June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET SUMMARY	2005	2005	2004	2004	2004
Total loans	$721,161	$716,714	$702,619	$689,906	$672,686
Total investment securities	214,750	214,222	223,351	219,264	214,991
Total earning assets	945,661	939,934	930,990	928,638	905,228
Allowance for loan losses	(10,798)	(10,519)	(10,187)	(10,079)	(9,844)
Premises and equipment	15,563	15,462	15,749	15,643	15,145
Total assets	1,008,475	999,914	989,117	990,406	969,708
Noninterest bearing deposits	241,643	232,556	235,399	232,586	218,343
Interest bearing deposits	562,846	565,002	556,865	558,938	557,347
Total deposits	804,489	797,558	792,264	791,524	775,690
Other borrowings	122,203	124,007	118,094	121,355	121,785
Total liabilities	930,891	925,477	914,627	916,858	901,009
Shareholders’ equity	77,584	74,437	74,490	73,548	68,699

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
NONPERFORMING ASSETS	2005	2005	2004	2004	2004
Nonaccrual loans	$ 3,372	$ 3,294	$ 2,587	$ 2,545	$ 2,832
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	—	—	4	369
Accruing loans past due 90 days or more	36	—	18	2,300	111
Total nonperforming assets	$ 3,408	$ 3,294	$ 2,605	$ 4,849	$ 3,312

Total nonperforming assets as a
percentage of loans and foreclosed assets	0.47%	0.46%	0.37%	0.70%	0.49%

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
ALLOWANCE FOR LOAN LOSSES	2005	2005	2004	2004	2004
Balance at beginning of period	$ 10,519	$ 10,187	$ 10,079	$ 9,844	$ 8,320
Balance acquired in Arlington National Bank Acquisition	—	—	—	—	1,254
Loans charged off	(147)	(84)	(293)	(415)	(196)
Loan recoveries	201	191	111	155	66
Net (charge-offs) recoveries	54	107	(182)	(260)	(130)
Provision for loan losses	225	225	290	495	400
Balance at end of period	$ 10,798	$ 10,519	$ 10,187	$ 10,079	$ 9,844

Allowance for loan losses as a
percentage of total loans	1.50%	1.47%	1.45%	1.46%	1.46%
Allowance for loan losses as a
percentage of nonperforming loans	316.84%	319.34%	393.82%	396.03%	347.60%
Net charge-offs (recoveries) as a percentage
of average loans	-0.01%	-0.02%	0.03%	0.04%	0.02%
Provision for loan losses as a percentage
of average loans	0.03%	0.03%	0.04%	0.07%	0.06%

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED RATIOS	2005	2005	2004	2004	2004

Return on average assets (annualized)	1.27%	1.23%	1.18%	1.14%	1.13%

Return on average equity (annualized)	16.71%	16.16%	15.58%	15.66%	14.79%

Average shareholders’ equity to average assets	7.60%	7.63%	7.57%	7.27%	7.62%

Yield on earning assets	6.12%	5.83%	5.61%	5.39%	5.23%

Cost of interest bearing funds	2.13%	1.85%	1.65%	1.49%	1.42%

Net interest margin (tax equivalent)	4.57%	4.47%	4.41%	4.29%	4.18%

Efficiency ratio	59.07%	59.69%	59.71%	59.23%	58.90%

End of period book value per common share	$ 6.25	$ 6.01	$ 6.03	$ 5.96	$ 5.57

End of period common shares outstanding	12,421	12,390	12,359	12,334	12,372

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2005			June 30, 2004
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield	Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$ 4,891	$ 36	2.95%	$ 31,177	$ 75	0.96%
Investment securities (taxable)	208,367	1,914	3.67%	190,212	1,778	3.76%
Investment securities (tax-exempt)	8,458	110	5.20%	6,760	88	5.26%
Loans	723,535	12,356	6.85%	642,935	9,391	5.87%
Total Interest Earning Assets	945,251	14,416	6.12%	871,084	11,332	5.23%

Noninterest Earning Assets:
Cash and due from banks	30,139			28,813
Other assets	42,973			35,256
Allowance for loan losses	(10,683)			(9,323)
Total Noninterest Earning Assets	62,429			54,746

Total Assets	$ 1,007,680			$ 925,830

Interest Bearing Liabilities:
Transaction and money market accounts	$ 231,313	797	1.38%	$ 238,697	637	1.07%
Savings deposits	162,065	704	1.74%	143,322	408	1.15%
Certificates and other time deposits	165,527	1,151	2.79%	139,794	792	2.28%
Other borrowings	128,684	1,004	3.13%	121,193	437	1.45%
Total Interest Bearing Liabilities	687,589	3,656	2.13%	643,006	2,274	1.42%

Noninterest Bearing Liabilities:
Demand deposits	239,127			207,815
Other liabilities	4,389			4,426
Shareholders’ equity	76,575			70,583
Total Noninterest Bearing Liabilities	320,091			282,824

Total Liabilities and Shareholders’ Equity	$ 1,007,680			$ 925,830

Net Interest Income and Margin (tax equivalent)		$ 10,760	4.57%		$ 9,058	4.18%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2005			June 30, 2004
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield	Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$ 5,042	$ 67	2.68%	$ 18,300	$ 88	0.96%
Investment securities (taxable)	210,249	3,840	3.65%	185,701	3,496	3.77%
Investment securities (tax-exempt)	8,235	216	5.25%	6,779	178	5.27%
Loans	715,265	23,702	6.68%	608,398	17,805	5.89%
Total Interest Earning Assets	938,791	27,825	5.98%	819,178	21,567	5.29%

Noninterest Earning Assets:
Cash and due from banks	30,099			26,975
Other assets	42,073			29,417
Allowance for loan losses	(10,506)			(8,651)
Total Noninterest Earning Assets	61,666			47,741

Total Assets	$ 1,000,457			$ 866,919

Interest Bearing Liabilities:
Transaction and money market accounts	$ 233,490	1,514	1.31%	$ 217,810	1,155	1.07%
Savings deposits	165,188	1,340	1.64%	137,301	793	1.16%
Certificates and other time deposits	160,698	2,130	2.67%	132,972	1,530	2.31%
Other borrowings	128,430	1,812	2.85%	111,271	712	1.29%
Total Interest Bearing Liabilities	687,806	6,796	1.99%	599,354	4,190	1.41%

Noninterest Bearing Liabilities:
Demand deposits	232,361			193,605
Other liabilities	4,199			3,610
Shareholders’ equity	76,091			70,350
Total Noninterest Bearing Liabilities	312,651			267,565

Total Liabilities and Shareholders’ Equity	$ 1,000,457			$ 866,919

Net Interest Income and Margin (tax equivalent)		$ 21,029	4.52%		$ 17,377	4.27%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	June 30,		June 30,
LOAN PORTFOLIO	2005	%	2004	%
Commercial and industrial	$ 257,362	35.7%	$ 249,230	37.0%
Real estate:
Commercial	236,142	32.7%	192,956	28.7%
Residential	86,558	12.0%	83,398	12.4%
Construction and development	105,256	14.6%	104,237	15.5%
Consumer	35,843	5.0%	42,865	6.4%
Total loans (gross)	721,161	100.0%	672,686	100.0%
Unearned discounts	—	0.0%	—	0.0%
Total loans (net)	$ 721,161	100.0%	$ 672,686	100.0%

	June 30,	June 30,
REGULATORY CAPITAL DATA	2005	2004
Tier 1 Capital	$ 79,995	$ 72,430
Tier 1 Ratio	10.47%	10.02%
Total Capital (Tier 1 + Tier 2)	$ 89,549	$ 81,478
Total Capital Ratio	11.74%	11.27%
Total Risk-Adjusted Assets	$ 763,086	$ 723,022
Tier 1 Leverage Ratio	8.03%	7.91%

	June 30,	June 30,
OTHER DATA	2005	2004
Full Time Equivalent Employees (FTE’s)	257	262

Stock Price Range (For the Quarter Ended):
High	$ 18.65	$ 15.13
Low	$ 16.00	$ 13.50
Close	$ 17.30	$ 14.55